 As filed with the Securities and Exchange Commission on November 29, 1995

                                                  Registration No. 33-57627

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933



                        SHAWMUT NATIONAL CORPORATION

           (Exact name of registrant as specified in its charter)

              Delaware                          6712                               06-1212629
  (State or other jurisdiction of        (Primary Standard Industrial           (I.R.S employer
   incorporation or organization)        Classification Code Number)           identification no.)
         777 Main Street                                                       One Federal Street
    Hartford, Connecticut 06115                                               Boston, Massachusetts 02211
        Tel. (203) 986-2000                                                    Tel. (617) 292-2000

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             J. Michael Shepherd, Esq.
                                One Federal Street
                            Boston, Massachusetts 02211
                                Tel. (617) 292-2000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Donald J. Toumey, Esq.
                              Sullivan & Cromwell
                                125 Broad Street
                             New York, New York 10004
                                  (212) 558-4000

      If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/

                              Explanatory Note

            This Post-Effective Amendment No. 2 consists of no exhibits. On June 9, 1995, the merger of Northeast with and into a wholly-owned subsidiary of Shawmut was consummated, and each issued and outstanding share of Northeast Common Stock was converted into, and became exchangeable for .415 shares of Shawmut Common Stock, resulting in the issuance of an aggregate of 6,485,739 shares of Shawmut Common Stock. Therefore, in accordance with Item 22(a) in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 2 is being filed by Shawmut for the purpose of deregistering 1,548,316 shares of Shawmut Common Stock. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Proxy Statement/Prospectus included in this Registration Statement.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on November 29, 1995.


                                    SHAWMUT NATIONAL CORPORATION



                                    By:  /s/ JOEL B. ALVORD
                                              Joel B. Alvord


                                    Chairman and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 29, 1995.



     Signatures                                    Title


 /s/ JOEL B. ALVORD                     Chairman, Chief Executive Officer, and
 Joel B. Alvord                         Director (Principal Executive Officer)

 *GUNNAR S. OVERSTROM, JR.              President, Chief Operating Officer and
 Gunnar S. Overstrom, Jr.               Director

 *SUSAN E. LESTER                       Chief Financial Officer (Principal
 Susan E. Lester                        Financial Officer and Principal
                                        Accounting Officer)

 *STILLMAN B. BROWN                     Director
 Stillman B. Brown

        Signatures                       Title

 *JOHN T. COLLINS                       Director
 John T. Collins


 *FERDINAND COLLOREDO-MANSFIELD         Director
 Ferdinand Colloredo-Mansfield


 *BERNARD M. FOX                        Director
 Bernard M. Fox


 *ROBERT J. MATURA                      Director
 Robert J. Matura


 Lois D. Rice                           Director


 *MAURICE SEGALL                        Director
 Maurice Segall


 *PAUL R. TREGURTHA                     Director
 Paul R. Tregurtha


 *WILSON WILDE                          Director
 Wilson Wilde


 *By:  /s/ HARRIET MUNRETT WOLFE
       Harriet Munrett Wolfe
       Attorney-in-fact